FOR IMMEDIATE RELEASE	For More Information Contact:
August 6, 2010	Cynthia Jamison-Brashier: (864) 250-6061
cjamison@palmettobank.com

Palmetto Bancshares Shareholders Authorize Common Stock

Greenville, S.C. – Palmetto Bancshares, Inc., a bank holding company whose principal banking subsidiary is The Palmetto Bank, announced today that its shareholders approved two amendments to the Company’s articles of incorporation necessary to consummate the previously announced $103 million private placement of its common stock with institutional investors. The amendments were approved at the August 6 shareholder meeting today, and resulted in an increase in the number of authorized shares of common stock from 25 million shares to 75 million shares and a reduction in the par value of the common stock from $5.00 per share to $0.01 per share.

“Obtaining shareholder approval of these proposals is a very important step for us to complete our capital raise,” said Samuel L. Erwin, Chief Executive Officer and President. “At this point, we have taken all the steps necessary to consummate the private placement, and are now awaiting the necessary bank regulatory approvals and determinations.”

The Company expects to use the net proceeds from the private placement primarily to contribute capital to The Palmetto Bank. The capital contribution to the Bank will result in the Bank’s capital adequacy ratios exceeding the minimum capital levels required to be categorized as “well capitalized”. Under the stock purchase agreement with the investors, the Company also is permitted to conduct a $10 million offering after the closing of the private placement that would allow current shareholders to purchase common stock of the Company.

“Our shareholders took these proposals very seriously,” said L. Leon Patterson, Chairman of the Board. “Creating long-term shareholder value remains a critically important element of our corporate mission, and we continue to take value generating actions to reposition the Company for the future. We appreciate the loyal support of our shareholders as we continue to focus on charting a new direction for the future of The Palmetto Bank.”

About The Palmetto Bank

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 103-year old independent state-chartered commercial bank and is the fifth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.4 billion and serves the Upstate through 29 banking locations in Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York counties. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail and Commercial Banking, Mortgage, Trust, Brokerage, and Insurance. Additional information may be found at the Company’s web site at www.palmettobank.com.

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Addendum to News Release - Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) the risk that the private placement may not close due to, among other things, the investors failure to receive necessary bank regulatory approvals and determinations; (3) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company; and (4) actions taken by banking regulatory agencies related to the banking industry in general and the Company specifically. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.